UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2019

                SILGAN HOLDINGS INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22117	06-1269834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Landmark Square, Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(203) 975-7110

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	SLGN	Nasdaq Global Select Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1— Registrant’s Business and Operations

Item 1.01    Entry into a Material Definitive Agreement.

On November 12, 2019, Silgan Holdings Inc., or the Company, completed the issuance and sale of $400 million of its 4 1/8% Senior Notes due 2028 (the “Notes”) in a previously announced private placement in reliance on Rule 144A and Regulation S under the Securities Act of 1933, as amended. The Notes were sold pursuant to that certain Purchase Agreement, dated November 4, 2019, among the Company and BofA Securities, Inc., acting on behalf of itself and as the Representative of the several Initial Purchasers named therein (collectively, the “Initial Purchasers”), which Purchase Agreement was filed by the Company with its Current Report on Form 8-K filed on November 5, 2019. The Notes were issued pursuant to, and are governed by, that certain Indenture, dated as of November 12, 2019 (the “Indenture”), by and between the Company and U.S. Bank National Association, as trustee.

The net proceeds from the sale of the Notes were approximately $394.6 million after deducting the Initial Purchasers’ discount and estimated offering expenses. The Company used $300.0 million of the net proceeds from the sale of the Notes to repay outstanding revolving loans under its senior secured credit facility used to redeem on August 1, 2019 the Company’s 5 1/2% Senior Notes due 2022. The Company intends to use the remaining net proceeds from the sale of the Notes for other general corporate purposes, including acquisitions, stock repurchases and repayments of other indebtedness.

The Notes are general senior unsecured obligations of the Company and rank equally in right of payment with the Company’s existing and future unsecured unsubordinated indebtedness, including its existing 4 3/4% Senior Notes due 2025 and 3 1/4% Senior Notes due 2025, and ahead of the Company’s existing and future subordinated debt. In addition, the Notes are effectively subordinated to all of the Company’s secured debt to the extent of the assets securing such debt, including indebtedness under its senior secured credit facility. None of the Company’s subsidiaries are initially guaranteeing the Notes, and therefore the Notes are structurally subordinated to the indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

The Notes will bear interest at a rate of 4 1/8% per annum. The Indenture provides that interest on the Notes is payable semiannually in cash in arrears on April 1 and October 1 of each year, beginning on April 1, 2020, and the Notes mature on February 1, 2028.

Under the Indenture, the Company has the right to redeem the Notes, in whole or in part, at any time on or after October 1, 2022 initially at 102.063% of their principal amount, plus accrued and unpaid interest to the redemption date, declining ratably annually to 100% of their principal amount, plus accrued and unpaid interest to the redemption date, on or after October 1, 2024. Pursuant to the Indenture, at any time before October 1, 2022, the Company also has the right to redeem the Notes, in whole or in part, at a redemption price equal to 100% of their principal amount plus a make-whole premium as provided in the Indenture, together with accrued and unpaid interest to the redemption date. In addition, before October 1, 2022, the Company has the right to redeem up to 35% of the aggregate principal amount of outstanding Notes with the proceeds from sales of certain kinds of capital stock of the Company at a redemption price equal to 104.125% of their principal amount, plus accrued and unpaid interest to the redemption date. In the event of a Change of Control Repurchase Event (as defined in the Indenture), each holder of the Notes has the right to require the Company to repurchase such holder’s Notes at a price of 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase. In addition, in connection with any tender offer for, or any other offer to purchase, the Notes (including a change of control offer), if holders of no less than 90% of the aggregate principal amount of the then outstanding Notes validly tender their Notes in such offer, the Company, or a third party making such offer, is entitled to redeem all remaining Notes at the price offered to each holder (excluding any early tender, incentive or similar fee).

The Indenture contains certain covenants which, among other things, limit (i) the Company’s ability and the ability of its restricted subsidiaries to create liens and engage in sale and leaseback transactions; (ii) the Company’s ability to consolidate, merge or sell all or substantially all of its assets unless the Company is the surviving corporation or the surviving corporation or purchaser is a U.S. entity and assumes the obligations under the Notes and the Indenture; and (iii) the ability of the Company’s restricted subsidiaries to guarantee certain indebtedness unless such restricted subsidiaries also guarantee the Notes as provided in the Indenture. Such covenants are subject to a number of important exceptions and qualifications set forth in the Indenture.

The Indenture also contains certain customary events of default in respect of the Notes, including failure to make payments in respect of the principal amount of the Notes, failure to make payments of interest on the Notes when due and payable which continues for a period of 30 days, failure to comply with certain covenants and agreements for 30 days after notice thereof and certain events of bankruptcy or insolvency. An event of default under the Indenture will allow the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes to declare the principal of, premium, if any, and accrued and unpaid interest on the Notes to be due and payable, or in the case of events of default involving bankruptcy or insolvency, such principal, premium, if any, and accrued and unpaid interest on the Notes will become immediately due and payable without action from the trustee or any holder of the Notes.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the Form of Note, which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

In addition, on November 12, 2019, the Company entered into that certain Registration Rights Agreement with the Initial Purchasers pursuant to which the Company has agreed to use its best efforts to (i) file and cause to become effective a registration statement for a registered offer to exchange the Notes for senior unsecured notes of the Company with terms identical to the Notes and consummate such exchange offer within 360 days after November 12, 2019 or (ii) under certain circumstances, file a shelf registration statement for registered resales of the Notes and to keep such shelf registration statement effective for up to one year. If within 360 days after November 12, 2019 the exchange offer referred to above is not consummated or a shelf registration statement is not declared effective, the annual interest rate borne by the Notes will be increased by 0.25% per annum until the exchange offer is consummated or a shelf registration statement is declared effective.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 4.3 to this Current Report on Form 8-K and incorporated by reference herein.

Section 2—Financial Information

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Section 9—Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of November 12, 2019, by and between Silgan Holdings Inc. and U.S. Bank National Association, as trustee.

4.2	Form of Silgan Holdings Inc. 4 1/8% Senior Note due 2028 (included in Exhibit 4.1).

4.3

Registration Rights Agreement, dated November 12, 2019, among Silgan Holdings Inc., BofA Securities, Inc., Wells Fargo Securities, LLC, Mizuho Securities USA LLC, HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, SMBC Nikko Securities America, Inc., Rabo Securities USA, Inc., TD Securities (USA) LLC, Capital One Securities, Inc., BMO Capital Markets Corp., CIBC World Markets Corp., UniCredit Capital Markets LLC, PNC Capital Markets LLC, MUFG Securities Americas Inc. and Scotia Capital (USA) Inc.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILGAN HOLDINGS INC.

By:	/s/ Frank W. Hogan, III
Frank W. Hogan, III
Senior Vice President, General
Counsel and Secretary

Date: November 13, 2019

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